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                                                                Exhibit 99.4

                          NOMINEE HOLDER CERTIFICATION

                               I-LINK INCORPORATED
                          NOMINEE HOLDER CERTIFICATION


         The undersigned, a bank, broker, or other nominee holder of rights ("Rights"), in order to purchase shares of Series N Preferred Stock, $10.00 par value per share ("Preferred Stock") of I-Link Incorporated (the "Company") pursuant to the rights offering described and provided for in the Company's prospectus dated [__________], 1999 (the "Prospectus"), hereby certifies to the Company and to American Stock Transfer and Trust Corporation, as Subscription Agent for such rights offering, that the undersigned has subscribed for, on behalf of the beneficial owners thereof (which may include the undersigned), the number of shares specified below for each of the Subscription Privileges (as defined in the Prospectus).

         1.     Number of shares subscribed
                for pursuant to the Basic
                Subscription Privilege                            __________

         2.     Number of shares subscribed
                for pursuant to the
                Oversubscription Privilege                        __________



                                       ------------------------------
                                       Name of Nominee Holder


                                       By:
                                          ---------------------------
                                          Name:
                                          Title:


Dated:  ___________________, 1999